Exhibit 99.1

Media Relations Contact:
Brian Ziel (408.658.1540)
brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES PRICING
OF SENIOR NOTES OFFERING

CUPERTINO, CA — May 15, 2013 — Seagate Technology plc (NASDAQ: STX) today announced the pricing of its previously announced offering of $1.0 billion aggregate principal amount senior notes due 2023 (the “Notes”). The Notes were priced at 100% of the aggregate principal amount and will bear interest at a rate of 4.75% per annum. The Notes will be issued by Seagate HDD Cayman, an indirect wholly-owned subsidiary of Seagate Technology plc, and guaranteed by Seagate Technology plc.

The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to close on May 22, 2013, subject to customary closing conditions.

Seagate estimates that the net proceeds from the offering will be approximately $987 million after deducting discounts and estimated offering expenses.

Seagate intends to use the net proceeds from the offering of the Notes to replenish cash associated with the recent redemption of the 10% Senior Secured Notes, to retire up to an aggregate amount of $250 million of outstanding senior notes, and for general corporate purposes, which may include, but are not limited to, capital expenditures and other investments in the business, and other repurchases of indebtedness.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.  The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending June 28, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2012, January 29, 2013 and May 1, 2013, Amendment No. 1 to our Quarterly Report on Form 10-Q filed with the SEC on January 31, 2013 and our Annual Report on Form 10-K filed with the SEC on August 8, 2012, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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